Exhibit 99.1

Quanex Building Products Corporation Reports First Quarter

2015 Results and Affirms Full Year 2015 Guidance

Houston, Texas, March 3, 2015 – Quanex Building Products Corporation (NYSE:NX), a leading supplier of window and door components, today released results for the first quarter ended January 31, 2015.

“While we expected roughly flat sales growth in the first quarter because of a planned contraction in our vinyl business, all of our other product lines continued to grow faster than the industry,” said Chairman, President and Chief Executive Officer Bill Griffiths. “This, together with the current trajectory of our operating performance, gives us sufficient confidence to reaffirm our full year EBITDA guidance,” said Griffiths.

Financial highlights for the first quarter include:

•	Q1 2015 net sales increased 1.2% to $128 million vs. $126 million in Q1 2014

•	Q1 2015 loss from continuing operations of ($3.1) million vs. loss of ($1.2) million in Q1 2014

•	Q1 2015 diluted loss per share from continuing operations of ($0.09) vs. ($0.03) in Q1 2014

•	Q1 2015 EBITDA of $2.6 million vs. $7.7 million in Q1 2014

•	Cash balance of $63.9 million and no borrowings on $150 million revolving credit facility

At the company’s annual shareholder meeting held at the Company’s corporate offices in Houston, Texas on February 26, 2015, board members Joseph D. Rupp and Robert R. Buck were elected by Quanex shareholders to serve a new three-year term expiring in 2018. Quanex shareholders also ratified an advisory resolution approving the compensation of the Company’s named executive officers and the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2015.

Additionally, the Board of Directors declared a quarterly cash dividend of $0.04 per share on the company’s common stock, payable March 31, 2015, to shareholders of record on March 16, 2015.

On September 5, 2014, the Board of Directors authorized a $75 million share repurchase program. The program was completed in February 2015, resulting in the repurchase of 3,992,229 shares at an average cost of $18.79 (inclusive of commissions).

Additional information related to first quarter 2015 results, including a reconciliation of EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) to its most comparable GAAP measure, can be found in the supplemental schedules accompanying this press release.

Conference Call Information

Quanex will host its conference call today, March 3, 2015 at 11:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.quanex.com in the Investors section.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, future operating results of Quanex, the future financial condition of Quanex, future uses of cash and other expenditures, expenses and tax rates, expectations relating to the Company’s industry, and the Company’s future growth, including revenue and EBITDA guidance. The statements and guidance set forth in this release are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, the availability and cost of raw materials, and customer demand. For a more complete discussion of factors that may affect the Company’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014, under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” in our other documents filed with the Securities and Exchange Commission from time to time. Any forward-looking statements in this press release are made as of the date hereof, and Quanex Building Products Corporation undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Financial Contact: Marty Ketelaar, 713-877-5402; Media Contact: Valerie Calvert, 713-877-5305

For additional information, please visit www.quanex.com

QUANEX BUILDING PRODUCTS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended January 31,
	2015	2014
Net sales	$127,893	$126,379
Cost of sales	105,804	96,189
Selling, general and administrative	19,496	22,503
Depreciation and amortization	8,208	8,544
Asset impairment charges	—	5

Operating loss	(5,615)	(862)
Interest expense	(141)	(141)
Other, net	(151)	96

Loss before income taxes	(5,907)	(907)
Income tax benefit (expense)	2,813	(304)

Loss from continuing operations	(3,094)	(1,211)
Income (loss) from discontinued operations, net of taxes	23	(2,689)

Net loss	$(3,071)	$(3,900)

Earnings (loss) per common share:
From continuing operations	$(0.09)	$(0.03)
From discontinued operations	$—	$(0.08)
Diluted earnings (loss) per common share:
From continuing operations	$(0.09)	$(0.03)
From discontinued operations	$—	$(0.08)
Weighted average common shares outstanding:
Basic	35,079	37,003
Diluted	35,079	37,003
Cash dividends per share	$0.04	$0.04

QUANEX BUILDING PRODUCTS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 31, 2015	October 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$63,924	$120,384
Accounts receivable, net	39,334	55,193
Inventories, net	59,831	57,358
Deferred income taxes	24,662	21,442
Prepaid and other current assets	5,715	6,052

Total current assets	193,466	260,429
Property, plant and equipment, net	110,033	109,487
Deferred income taxes	7,295	1,545
Goodwill	68,802	70,546
Intangible assets, net	67,889	70,150
Other assets	5,524	4,956

Total assets	$453,009	$517,113

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,016	$41,488
Accrued liabilities	22,920	32,482
Income taxes payable	—	107
Current maturities of long-term debt	190	199

Total current liabilities	54,126	74,276
Long-term debt	568	586
Deferred pension and postretirement benefits	5,309	4,818
Liability for uncertain tax positions	548	4,626
Other liabilities	11,152	11,887

Total liabilities	71,703	96,193
Stockholders’ equity:
Common stock	376	376
Additional paid-in-capital	249,497	249,600
Retained earnings	207,760	202,319
Accumulated other comprehensive loss	(8,528)	(5,708)
Treasury stock at cost	(67,799)	(25,667)

Total stockholders’ equity	381,306	420,920

Total liabilities and stockholders’ equity	$453,009	$517,113

QUANEX BUILDING PRODUCTS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended January 31,
	2015	2014
Operating activities:
Net loss	$(3,071)	$(3,900)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	8,208	10,294
Stock-based compensation	1,264	1,090
Deferred income tax benefit	(3,239)	(1,885)
Excess tax benefit from share-based compensation	(60)	(1)
Asset impairment charges	—	510
Other, net	(478)	728
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Decrease in accounts receivable	15,323	26,654
Increase in inventory	(2,920)	(15,998)
Increase in other current assets	(12)	(594)
Decrease in accounts payable	(10,298)	(10,894)
Decrease in accrued liabilities	(10,934)	(15,027)
Decrease (increase) in income taxes payable	(58)	26
Increase in deferred pension and postretirement benefits	520	915
Increase (decrease) in other long-term liabilities	13	(1,087)
Other, net	(5)	(2,315)

Cash used for operating activities	(5,747)	(11,484)
Investing activities:
Acquisitions, net of cash acquired	—	(5,161)
Capital expenditures	(7,321)	(6,748)
Proceeds from property insurance claim	513	400
Proceeds from disposition of capital assets	—	303

Cash used in investing activities	(6,808)	(11,206)
Financing activities:
Repayments of other long-term debt	(23)	(26)
Common stock dividends paid	(1,448)	(1,490)
Issuance of common stock	—	331
Excess tax benefit from share-based compensation	60	1
Purchase of treasury stock	(42,748)	—

Cash used in financing activities	(44,159)	(1,184)
Effect of exchange rate changes on cash and cash equivalents	254	(55)
Decrease in cash and cash equivalents	(56,460)	(23,929)
Cash and cash equivalents at beginning of period	120,384	49,736

Cash and cash equivalents at end of period	$63,924	$25,807

NOTE: The cash flow statement presentation includes the sources and uses of cash for the discontinued operations as operating, investing and financing cash flows, as applicable, combined with such cash flows for continuing operations, as permitted by U.S. GAAP.

QUANEX BUILDING PRODUCTS CORPORATION

NON-GAAP FINANCIAL MEASURE DISCLOSURE

(In thousands)

(Unaudited)

EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) is a non-GAAP financial measure that Quanex management uses to measure its operational performance and assist with financial decision-making. EBITDA is a key metric used by management in determining the value of annual incentive awards for its employees. We believe this non-GAAP measure (included under market conditions outlined in our forward-looking guidance) provides a consistent basis for comparison between periodes, and will assist investors in understanding our financial performance when comparing our results to other investment opportunities. EBITDA may not be the same as that used by other companies. The company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

	Three Months Ended January 31,
	2015	2014
	Quanex	Quanex
Net loss	$(3,071)	$(3,900)
(Income) loss from discontinued operations, net of taxes	(23)	2,689
Income tax (benefit) expense	(2,813)	304
Other, net	151	(96)
Interest expense	141	141

Operating loss	(5,615)	(862)
Depreciation and amortization	8,208	8,544

EBITDA	$2,593	$7,682

Financial Statistics as of January 31, 2015
Book value per common share:		$11.22
Total debt to capitalization:		0.2%
Return on invested capital:		7.3%
Actual number of common shares outstanding:		33,976,102

QUANEX BUILDING PRODUCTS CORPORATION

PRE-TAX & AFTER TAX PRESENTATION

(In millions, except per share data)

(Unaudited)

Pre-Tax Presentation	Q1 2015 $MM	Q1 2014 $MM
Operating Loss from Continuing Operations As Reported	$(5.9)	$(0.9)
Benefit (Reduction) to Operating Income (Loss):
IG Warranty Reserve Benefit	—	(2.8)
Transaction Related Expenses	—	0.4
Discontinued ERP Expenses*	—	0.3

Operating Loss from Continuing Operations As Adjusted	$(5.9)	$(3.0)

After-Tax Presentation	Q1 2015 $MM	Q1 2015 EPS	Q1 2014 $MM	Q1 2014 EPS
Loss from Continuing Operations As Reported	$(3.1)	$(0.09)	$(1.2)	$(0.03)
Benefit (Reduction) to EPS:
IG Warranty Reserve Benefit	—	—	(2.1)	(0.06)
Transaction Related Expenses	—	—	0.2	0.01
Discontinued ERP Expenses	—	—	0.2	0.01

Diluted Loss from Continuing Operations As Adjusted *	$(3.1)	$(0.09)	$(2.9)	$(0.07)

*	Q1 2014 includes $258K of accelerated depreciation related to the SAP Implementation